As filed with the Securities and Exchange Commission on May 9, 2013

Registration No. 333-188245

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CASCADE MICROTECH, INC.

(Exact name of registrant as specified in its charter)

Oregon	93-0856709
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

9100 S.W. Gemini Drive

Beaverton, Oregon 97008

(503) 601-1000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Michael D. Burger

Chief Executive Officer

Cascade Microtech, Inc.

9100 S.W. Gemini Drive

Beaverton, Oregon 97008

(503) 601-1000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Roy W. Tucker David S. Matheson Perkins Coie LLP 1120 N.W. Couch Street, Tenth Floor Portland, Oregon 97209-4128 (503) 727-2000	Jeff A. Killian Chief Financial Officer Cascade Microtech, Inc. 9100 S.W. Gemini Drive Beaverton, Oregon 97008 (503) 601-1000

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, $0.01 par value per share (1)	2,288,222	$6.97(2)	$15,948,907(2)	$2,175.44(3)

(1)	Pursuant to Rule 416(a) of the Securities Act, the number of shares of common stock includes such indeterminate number of shares as may be issuable as a result of stock splits, stock dividends and similar transactions.
(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) under the Securities Act based on the average of the high and low reported sales prices on The Nasdaq Global Market on April 24, 2013.
(3)	Previously paid.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS

2,288,222 Shares

Cascade Microtech, Inc.

Common Stock

This prospectus relates solely to the offer or resale of up to 2,288,222 shares of our common stock by the selling shareholders. We will provide specific terms of any offering in supplements to this prospectus. We will not receive any of the proceeds from the sale of our common stock by the selling shareholders.

You should read this prospectus and any prospectus supplement carefully before you invest. For information about the methods of sale that may be used by the selling shareholders, please read “Plan of Distribution.”

Our common stock is listed on The Nasdaq Global Market under the symbol “CSCD.” On May 8, 2013, the last reported sale price of our common stock on The Nasdaq Global Market was $6.66 per share.

Investing in our securities involves risks. Please read the sections entitled “Forward-Looking Information” and “Risk Factors” on page 2 of this prospectus, and in any accompanying prospectus supplement, as well as documents which are incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

May 9, 2013

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) using the “shelf” registration process. Under this shelf registration process, the selling shareholders may sell up to an aggregate amount of 2,288,222 shares of our common stock in one or more offerings. This prospectus provides you with a general description of the securities the selling shareholders may offer. Each time the selling shareholders offer securities, we will provide a prospectus supplement that will describe the specific amounts, prices and terms of the offered securities, to the extent required by law. The prospectus supplement may also add, update or change information contained in this prospectus and, accordingly, to the extent inconsistent, information in this prospectus is superseded by the information in the prospectus supplement. You should carefully read both this prospectus and any prospectus supplement together with additional information described below under “Information Incorporated By Reference.”

This prospectus does not contain all the information provided in the registration statement we filed with the SEC. For further information about us or the securities offered hereby, you should refer to the registration statement, which you can obtain from the SEC as described below under “Where You Can Find More Information.”

You should rely only on the information contained in this prospectus, any prospectus supplement and the documents incorporated by reference into this prospectus. We have not authorized anyone to provide you with different information. This document may only be used where it is legal to sell these securities. You should not assume that the information contained in this prospectus, any prospectus supplement or any documents incorporated by reference into this prospectus, is accurate as of any date other than its date regardless of the time of delivery of the prospectus or prospectus supplement or any sale of the securities. Our business, financial condition, results of operations and prospects may have changed since that date. The terms “Cascade Microtech,” “we,” “us,” and “our” refer to Cascade Microtech, Inc. and its consolidated subsidiaries unless the context otherwise requires or where otherwise indicated.

CASCADE MICROTECH, INC.

Cascade Microtech, Inc. designs, develops, manufactures and markets advanced wafer probing solutions for the electrical measurement and testing of high performance semiconductor devices. Our products typically are used in the early phases of development of semiconductor processes where the accuracy and repeatability of measurements is critical to achieving yield from advanced process nodes.

We were incorporated in Oregon in 1984. Our principal executive offices are located at 9100 S.W. Gemini Drive, Beaverton, Oregon 97008, and our telephone number is (503) 601-1000. Our website address is www.cascademicrotech.com. Information contained on, or that can be accessed through, our website does not constitute part of this prospectus.

FORWARD-LOOKING INFORMATION

This prospectus, any prospectus supplement and the documents incorporated by reference into this prospectus contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. This Act provides a “safe harbor” for forward-looking statements to encourage companies to provide prospective information about themselves so long as they identify these statements as forward-looking and provide meaningful cautionary statements identifying important factors that could cause actual results to differ from the projected results. Forward-looking statements include all statements that are not historical facts and generally may be identified by terms such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “could,” “would,” “project,” “plan,” “expect” or the negative or plural of these words or similar expressions.

Any or all of our forward-looking statements in this prospectus, in any prospectus supplement, in the documents incorporated by reference and in any other public statements we make may turn out to be inaccurate. Forward-looking statements reflect our current expectations or forecasts of future events or results and are inherently uncertain. Inaccurate assumptions and known or unknown risks and uncertainties can affect the accuracy of our forward-looking statements. Accordingly, no forward-looking statement can be guaranteed and future events and actual or suggested results may differ materially.

We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. You are advised, however, to consult any further disclosures we make in our annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, as well as in any prospectus supplement relating to this prospectus and other public filings we make with the SEC.

RISK FACTORS

An investment in our securities involves risk. You should carefully consider the risks described in the sections entitled “Risk Factors” in any prospectus supplement and those set forth in documents incorporated by reference in this prospectus, including our Annual Report on Form 10-K for the year ended December 31, 2012, as well as other information in this prospectus and any prospectus supplement, before purchasing any of our securities. Each of the risks described in these sections and documents could materially and adversely affect our business, financial condition, results of operations and prospects, and could result in a loss of your investment.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, as well as registration and proxy statements and other information, with the SEC. These documents may be read and copied at the Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You can get further information about the SEC’s Public Reference Room by calling 1-800-SEC-0330. The SEC also maintains a website at www.sec.gov that contains reports, registration statements and other information regarding registrants like us that file electronically with the SEC.

This prospectus is part of a registration statement on Form S-3 filed by us with the SEC under the Securities Act of 1933, as amended (the “Securities Act”). As permitted by the SEC, this prospectus does not contain all the information in the registration statement filed with the SEC. For a more complete understanding of any offering made under this prospectus and any prospectus supplement, you should refer to the complete registration statement on Form S-3 that may be obtained from the locations described above or below. Statements contained in this prospectus or in any prospectus supplement about the contents of any contract or other document are not necessarily complete. If we have filed any contract or other document as an exhibit to the registration statement or any other document incorporated by reference in the registration statement, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement regarding a contract or other document is qualified in its entirety by reference to the actual document.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus certain information. This means that we can disclose important information to you by referring you to those documents that contain the information. The information we incorporate by reference is considered a part of this prospectus, and later information we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on or after the date of this prospectus (other than information “furnished” under Items 2.02 or 7.01 (or corresponding information furnished under Item 9.01 or included as an exhibit) of any Current Report on Form 8-K or otherwise “furnished” to the SEC, unless otherwise stated) until this offering is completed:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2012, filed with the SEC on March 4, 2013;

•	Our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 8, 2013;

•	Our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2013, filed with the SEC on May 8, 2013;

•	Our Current Reports on Form 8-K filed on March 11, 2013 and March 21, 2013; and

•

The description of our common stock as set forth in our registration statement on Form 8-A, which was filed on December 13, 2004, under Section 12 of the Exchange Act, including any subsequent amendments or reports filed for the purpose of updating such description.

In accordance with Rule 402 of Regulation S-T, the XBRL related information in Exhibit 101 to our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q will not be deemed to be incorporated by reference into any registration statement or other document filed under the Securities Act, except as will be expressly set forth by specific reference in such filing.

You may obtain any of the documents incorporated by reference through the SEC or the SEC’s website as described above. You may also obtain copies of these documents, other than exhibits, unless such exhibits have been specifically incorporated by reference thereto, free of charge by contacting our investor relations department at our principal offices at 9100 S.W. Gemini Drive, Beaverton, Oregon 97008, or at (503) 601-1000. You may also obtain this information without charge from www.cascademicrotech.com/investors.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of our common stock by the selling shareholders under this prospectus and any related prospectus supplement. Please read “Selling Shareholders.”

SELLING SHAREHOLDERS

This prospectus covers the offering for resale of up to 2,288,222 shares of our common stock by the selling shareholders identified below.

The table below sets forth information about the maximum number of shares that may be offered from time to time by each selling shareholder under this prospectus. The selling shareholders identified below may currently hold or acquire at any time shares in addition to those registered hereby. In addition, the selling shareholders identified below may sell, transfer or otherwise dispose of some or all of their shares in private placement transactions exempt from or not subject to the registration requirements of the Securities Act. Accordingly, we cannot give an estimate as to the amount of shares that will be held by the selling shareholders upon termination of this offering.

K. Reed Gleason co-founded Cascade Microtech and serves as a Director Emeritus. As Director Emeritus, Mr. Gleason is not a voting member of the board of directors, but is invited to attend meetings of the board. Mr. Gleason also serves as our Vice President of Advanced Development. Eric W. Strid co-founded Cascade Microtech and is a member of our board of directors. Mr. Strid also served as our Chief Technology Officer until August 2012. Cynthia Strid and Eric Strid are spouses.

Information concerning the selling shareholders may change from time to time and, to the extent required, we will supplement this prospectus accordingly.

We have prepared the following table and the related notes based on information supplied to us by the selling shareholders. We have not independently verified such information. Information about the selling shareholders may change over time. The percentages included in the table below are based on 14,244,279 shares of our common stock outstanding as of April 25, 2013.

Selling Shareholder	Number of Shares of Common Stock Beneficially Owned Prior to Offering	Percentage of Common Stock Beneficially Owned Prior to Offering	Number of Shares of Common Stock Being Offered(1)	Number of Shares of Common Stock Beneficially Owned After Offering(2)	Percentage of Common Stock Beneficially Owned After Offering(2)
K. Reed Gleason	1,488,222	10.4%	1,488,222	0	0%
Eric W. Strid(3)	1,405,496	9.9%	400,000	605,496	4.3%
Cynthia L. Strid(4)	1,405,496	9.9%	400,000	605,496	4.3%

(1)	We do not know when or in what amounts a selling shareholder may offer shares for sale. The selling shareholders might not sell any or all of the shares offered by this prospectus.
(2)	Assumes that the selling shareholders sell all of the shares being offered.
(3)	Includes 774,000 shares held by Cynthia Strid and 20,000 shares held by Mr. Strid’s children. Excluding the shares held by his spouse and children, (a) Mr. Strid beneficially owns 611,496 shares before the offering and (b) assuming the sale of all the shares offered, Mr. Strid would beneficially own 211,496 shares after the offering.
(4)	Includes 611,496 shares held by Eric Strid and 20,000 shares held by Ms. Strid’s children. Excluding the shares held by her spouse and children, (a) Ms. Strid beneficially owns 774,000 shares before the offering and (b) assuming the sale of all the shares offered, Ms. Strid would beneficially own 374,000 shares after the offering.

DESCRIPTION OF CAPITAL STOCK

General

The following description of our capital stock and provisions of our Third Amended and Restated Articles of Incorporation (“Articles”) and our Second Amended and Restated Bylaws, as amended (“Bylaws”), are summaries and are qualified by reference to our Articles and our Bylaws, copies of which have been filed as exhibits to our Annual Report on Form 10-K, which is incorporated by reference herein.

Our authorized capital stock consists of 110,000,000 shares, each with a par value of $0.01 per share, consisting of 100,000,000 shares designated as common stock and 10,000,000 shares designated as preferred stock. As of April 25, 2013, there were 14,244,279 shares of our common stock outstanding and no shares of our preferred stock outstanding.

Common Stock

Voting Rights

Holders of our common stock are entitled to one vote per share on all matters on which common shareholders are entitled to vote. We have not provided for cumulative voting for the election of directors in our Articles. This means that the holders of a majority of the shares voted can elect all of the directors standing for election.

Dividends

Subject to preferences that may apply to any shares of preferred stock outstanding at the time, holders of our common stock are entitled to receive dividends if declared by our board of directors. We have never declared or paid any dividends on our common stock, and we currently expect to retain any future earnings to finance the operation and expansion of our business. Future dividend payments will depend on our financial condition, results of operations, capital expenditure plans and other obligations, and will be at the sole discretion of our board of directors. We do not anticipate paying any cash dividends on our common stock in the foreseeable future.

Liquidation Rights

In the event of our liquidation, dissolution or winding up, holders of our common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preference of any outstanding preferred stock. Each outstanding share of common stock is paid and nonassessable. The rights, preferences and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock, which our board of directors may designate in the future.

No Preemptive, Conversion or Redemption Rights

Our common stock is not entitled to preemptive rights and is not subject to conversion or redemption.

Preferred Stock

Pursuant to our Articles, our board of directors has the authority to issue up to 10,000,000 shares of preferred stock from time to time in one or more series without further action by shareholders. Our board of directors has the authority to fix the voting rights, limitations and relative rights of any series of preferred stock, including dividend rights, liquidation rights, redemption rights, conversion rights and voting rights, which could adversely affect the voting power and other rights of the holders of our common stock. The issuance of preferred stock may also decrease the market price of our common stock.

Anti-Takeover Effects of Certain Provisions of Our Articles, Bylaws and Oregon Law

Provisions of our Articles, our Bylaws and Oregon law could have the effect of delaying or preventing a third party from acquiring us, even if the acquisition would benefit our shareholders. These provisions, which are summarized below, may delay, defer or prevent a tender offer or takeover attempt of our company that a shareholder might consider to be in the shareholder’s best interest, including attempts that might result in a premium over the market price for the shares held by our shareholders. These provisions are intended to enhance the likelihood of continuity and stability in the composition of our board of directors and in the policies formulated by our board of directors and to reduce our vulnerability to an unsolicited proposal for a takeover that does not contemplate the acquisition of all of our outstanding shares, or an unsolicited proposal for our restructuring or sale of all or part of our business.

Authorized but Unissued Shares of Common Stock and Preferred Stock

Our authorized but unissued shares of common stock and preferred stock are available for our board of directors to issue without shareholder approval, subject to applicable Nasdaq Stock Market rules. Our board of directors has the authority under our Articles to issue preferred stock with rights superior to the rights of our common stock. As a result, preferred stock could be issued quickly, could adversely affect the rights of holders of common stock and could be issued with terms calculated to delay or prevent a change of control or make removal of management more difficult. We may use the additional authorized shares of common stock or preferred stock for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of our authorized but unissued shares of common stock and preferred stock could render more difficult or discourage an attempt to obtain control of our company by means of a proxy contest, tender offer, merger or other transaction.

Classified Board of Directors; Election and Removal of Directors

Our Articles and our Bylaws provide for the division of our board of directors into three classes, with the directors in each class serving for three-year terms, and one class being elected annually by our shareholders. Our directors can be removed only for cause and at a meeting of shareholders called expressly for that purpose, by the vote of 75% of the votes then entitled to be cast for the election of directors. Cause for removal shall be deemed to exist only if the director whose removal is proposed has engaged in criminal conduct or has engaged in fraudulent or dishonest conduct or gross abuse of authority or discretion with respect to our company. At any meeting of shareholders at which one or more directors are removed, a majority of votes then entitled to be cast for the election of directors may fill any vacancy created by such removal. If any vacancy created by removal of a director is not filled by the shareholders at the meeting at which the removal is effected, such vacancy may be filled by a majority vote of the remaining directors.

Limits on Ability of Shareholders to Act by Written Consent or Call Special Meetings of Shareholders

Our Bylaws limit the ability of our shareholders to act by written consent by requiring unanimous written consent for a shareholder action to be effective. This limit on the ability of our shareholders to act by less than unanimous written consent may lengthen the amount of time required to take shareholder actions. In addition, our Bylaws provide that special meetings of our shareholders may be called only by our President, our board of directors, or holders of at least 10% of all the outstanding shares entitled to vote at the meeting.

Advance Notice Requirements for Shareholders Proposals and Director Nominations

Our Bylaws provide that shareholders seeking to bring business before a meeting of shareholders, or to nominate candidates for election as directors at a meeting of shareholders, must provide us with timely written notice of their proposal. Our Bylaws also specify requirements as to the form and content of a shareholder’s notice. These provisions may preclude shareholders from bringing matters before an annual meeting of shareholders or from making nominations for directors at an annual meeting of shareholders.

Amendment to Our Articles and Bylaws

Specified provisions of our Articles may not be amended or repealed without the affirmative vote of the holders of at least 75% of the outstanding voting power of our capital stock entitled to be cast for election of directors, including the following provisions:

•	those dividing our board of directors into three classes;

•	those providing that directors may be removed only for cause;

•

those providing that only a majority of votes then entitled to be cast for the election of directors may fill any vacancy created by the removal of a director, and that if any vacancy created by removal of a director is not filled by the shareholders at the meeting at which the removal is effected, such vacancy may be filled by a majority vote of the remaining directors;

•	those providing that only our board of directors may change the size of our board of directors; and

•

those requiring the affirmative vote of the holders of at least 75% of the outstanding voting power of our capital stock entitled to be cast for election of directors to amend specified provisions of our Articles.

Our Bylaws may be amended or repealed and new bylaws may be adopted by our board of directors at any regular or special meeting, subject to repeal or change by action of our shareholders.

Oregon Control Share and Business Combination Statutes

We are subject to certain provisions of the Oregon Business Corporation Act that, in certain circumstances, restrict the ability of significant shareholders to exercise voting rights (the “Control Share Act”). The Control Share Act generally provides that a person (the “Acquiring Person”) who acquires voting stock of an Oregon corporation in a transaction that results in the Acquiring Person holding more than 20%, 33-1/3% or 50% of the total voting power of the corporation (a “Control Share Acquisition”) cannot vote the shares such person acquires in a Control Share Acquisition (“Control Shares”) unless voting rights are accorded to the Control Shares by (i) a majority of each voting group entitled to vote and (ii) the holders of a majority of the outstanding voting shares, excluding the Control Shares held by the Acquiring Person and shares held by the corporation’s officers and inside directors. The term “Acquiring Person” is broadly defined to include persons acting as a group.

The Acquiring Person may, but is not required to, submit to the corporation a statement setting forth certain information about the Acquiring Person and its plans with respect to the corporation. The statement may also request that the corporation call a special meeting of shareholders to determine whether voting rights will be accorded to the Control Shares. If the Acquiring Person does not request a special meeting of shareholders, the issue of voting rights of Control Shares will be considered at the next annual or special meeting of shareholders. If the Acquiring Person’s Control Shares are accorded voting rights and represent a majority of all voting power, shareholders who do not vote in favor of voting rights for the Control Shares will have the right to receive the appraised “fair value” of their shares, which may not be less than the highest price paid per share by the Acquiring Person for the Control Shares.

We are also subject to certain provisions of the Oregon Business Corporation Act that govern business combinations between corporations and interested shareholders (the “Business Combination Act”). The Business Combination Act generally provides that if a person or entity acquires 15% or more of the voting stock of an Oregon corporation (an “Interested Shareholder”), the corporation and the Interested Shareholder, or any affiliated entity of the Interested Shareholder, may not engage in certain business combination transactions for three years following the date the person became an Interested Shareholder. Business combination transactions for this purpose include (a) a merger or plan of share exchange, (b) any sale, lease, mortgage or other disposition of 10% or more of the assets of the corporation and (c) certain transactions that result in the issuance of capital stock of the corporation to the Interested Shareholder. These restrictions do not apply if (i) the Interested

Shareholder, as a result of the transaction in which such person became an Interested Shareholder, owns at least 85% of the outstanding voting stock of the corporation (disregarding shares owned by directors who are also officers and certain employee benefit plans), (ii) the board of directors approves the share acquisition or business combination before the Interested Shareholder acquires 15% or more of the corporation’s outstanding voting stock or (iii) the board of directors and the holders of at least two-thirds of the outstanding voting stock of the corporation (disregarding shares owned by the Interested Shareholder) approve the transaction after the Interested Shareholder acquires 15% or more of the corporation’s voting stock.

PLAN OF DISTRIBUTION

Except as set forth below, the selling shareholders may offer and sell the securities being offered hereby in one or more of the following ways from time to time:

•	to or through underwriters, brokers or dealers;

•	directly to one or more other purchasers in negotiated sales or competitively bid transactions;

•

through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	through agents on a best-efforts basis; or

•	otherwise through a combination of any of the above methods of sale.

In addition, except as set forth below, any selling shareholder may enter into option, share lending or other types of transactions that require such selling shareholder to deliver the securities to an underwriter, broker or dealer, who will then resell or transfer the securities under this prospectus. Any selling shareholder may enter into hedging transactions with respect to our securities. For example, such selling shareholder may:

•	enter into transactions involving short sales of shares of the securities by underwriters, brokers or dealers;

•	sell securities short and deliver the securities to close out short positions;

•

enter into option or other types of transactions that require such selling shareholder to deliver the securities to an underwriter, broker or dealer, who will then resell or transfer the securities under this prospectus; or

•	loan or pledge the securities to an underwriter, broker or dealer, who may sell the loaned securities or, in the event of default, sell the pledged securities.

The prospectus supplement, if applicable, with respect to an offer or sale of securities will state the manner and terms of the offering of the securities, including:

•	the offering terms, including the name or names of any underwriters, dealers or agents;

•	the purchase price of the securities and the net proceeds to be received by us, if any, from the sale;

•	any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

•	any public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers.

We will pay the costs and expenses of the registration and offering of the shares of common stock offered by this prospectus. We will not pay any underwriting fees, discounts and selling commissions allocable to the selling shareholders’ sale of shares of common stock or for legal fees of the selling shareholders, all of which will be paid by the selling shareholders. In connection with the registration of the shares of common stock offered hereby, the selling shareholders have agreed to certain restrictions on the sale of such shares.

If any selling shareholders use underwriters or dealers in the sale, the securities will be acquired by the underwriters or dealers for their own account and may be resold from time to time in one or more transactions, including:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices;

•	at varying prices determined at the time of sale; or

•	at negotiated prices.

If underwriters are used in the sale of any securities, the securities may be offered either to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters’ obligations to purchase the securities will be subject to certain conditions precedent. The underwriters will be obligated to purchase all of the securities included in the underwritten offering if they purchase any of the securities.

Underwriters may engage in stabilizing and syndicate covering transactions in accordance with Rule 104 of Regulation M under the Exchange Act. Rule 104 of Regulation M permits stabilizing bids to purchase the securities being offered as long as the stabilizing bids do not exceed a specified maximum. Underwriters may over-allot the offered securities in connection with the offering, thus creating a short position in their account. Syndicate covering transactions involve purchases of the offered securities by underwriters in the open market after the distribution has been completed in order to cover syndicate short positions. Stabilizing and syndicate covering transactions may cause the price of the offered securities to be higher than it would otherwise be in the absence of these transactions. These transactions, if commenced, may be discontinued at any time.

If indicated in an applicable prospectus supplement, the selling shareholders may sell the securities through agents from time to time. The applicable prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions that we or any selling shareholders pay to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment. Any selling shareholder may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase securities at the public offering price set forth in the applicable prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The delayed delivery contracts will be subject only to those conditions set forth in the applicable prospectus supplement, and the applicable prospectus supplement will set forth any commissions we or any selling shareholders pay for solicitation of these delayed delivery contracts.

The selling shareholders may be deemed to be underwriters as defined in the Securities Act. In addition, the agents, underwriters and other third parties described above that participate in the distribution of the securities may be deemed to be underwriters. Agents, underwriters and other third parties described above may be entitled to indemnification by us and by any selling shareholder against certain civil liabilities under the Securities Act, or to contribution with respect to payments which the agents or underwriters may be required to make in respect thereof. Agents, underwriters and such other third parties may be customers of, engage in transactions with, or perform services for us or any selling shareholder in the ordinary course of business.

The selling shareholders may sell the offered securities to one or more purchasers directly, in which case no underwriters or agents would be involved.

Our common stock is listed on The Nasdaq Global Market under the symbol “CSCD.” Any underwriters to whom securities are sold by the selling shareholders for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice.

In compliance with the guidelines of the Financial Industry Regulatory Authority (“FINRA”), the aggregate maximum discount, commission or agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of any offering pursuant to this prospectus and any applicable prospectus supplement or pricing supplement, as the case may be.

If 5% or more of the net proceeds of any offering of securities made under this prospectus will be received by a FINRA member participating in the offering or affiliates or associated persons of such FINRA member, the offering will be conducted in accordance with FINRA Rule 5121 (or any successor rule).

There can be no assurance that the selling shareholders will sell all or any of the securities offered by this prospectus.

LEGAL MATTERS

Perkins Coie LLP, Portland, Oregon, will provide Cascade Microtech with an opinion as to the legality of the securities being offered. Counsel representing any underwriters, dealers, agents or selling shareholders will be named in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements and schedule of Cascade Microtech, Inc. as of December 31, 2012 and 2011, and for each of the years in the three-year period ended December 31, 2012, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

2,288,222 Shares

Cascade Microtech, Inc.

Common Stock

PROSPECTUS

May 9, 2013

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.	Other Expenses of Issuance and Distribution

The following table shows expenses to be incurred in connection with the offering of the securities being registered, all of which will be paid by Cascade Microtech. All amounts are estimates, other than the SEC registration fee.

SEC registration fee		$2,175.44
FINRA filing fee		*
Accounting fees and expenses		*
Legal fees and expenses		*
Printing expenses		*
Transfer agent and registrar fees and expenses		*
Miscellaneous fees and expenses		*

Total	$	*

*	To be provided by amendment or as an exhibit to a filing with the Securities and Exchange Commission (the “SEC”) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated herein by reference.

ITEM 15.	Indemnification of Directors and Officers

Section 60.394 of the Oregon Business Corporation Act (the “OBCA”) provides that unless limited by its articles of incorporation, a corporation shall indemnify a director who was wholly successful on the merits or otherwise, in the defense of any proceeding to which the director was a party because of being a director of the corporation against reasonable expenses incurred by the director in connection with the proceeding. Section 60.407 of the OBCA provides that unless limited by its articles of incorporation, an officer of the corporation is entitled to mandatory indemnification under Section 60.394 to the same extent as a director.

Section 60.391 of the OBCA authorizes a corporation to indemnify an individual made a party to a proceeding because the individual is or was a director against liability incurred in the proceeding if: (a) the conduct of the individual was in good faith; (b) the individual reasonably believed that the individual’s conduct was in the best interests of the corporation, or at least not opposed to its best interests; and (c) in the case of any criminal proceeding, the individual had no reasonable cause to believe the individual’s conduct was unlawful. A director’s conduct with respect to an employee benefit plan for a purpose the director reasonably believed to be in the interests of the participants in and beneficiaries of the plan is conduct that satisfies the requirement of (b) above. Furthermore, the termination of a proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent is not, of itself, determinative that the director did not meet the standard of conduct described herein. Indemnification permitted under Section 60.391 of the OBCA in connection with a proceeding by or in the right of the corporation is limited to reasonable expenses incurred in connection with the proceeding. Indemnification is not permitted under Section 60.391 (i) in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation or (ii) in connection with any other proceeding charging improper personal benefit to the director in which the director was adjudged liable on the basis that personal benefit was improperly received by the director. Section 60.407 of the OBCA provides that unless limited by its articles of incorporation, the corporation may indemnify an officer of the corporation under ORS Section 60.391 to the same extent as to a director.

Our Articles provide that we shall indemnify to the fullest extent not prohibited by law any person who was or is a party or is threatened to be made a party to any Proceeding (as defined below) against all expenses

(including attorney fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by the person in connection with such Proceeding. The term “Proceeding” includes any threatened, pending, or completed action, suit, or proceeding, whether brought in the right of the corporation or otherwise and whether of a civil, criminal, administrative, or investigative nature, in which a person may be or may have been involved as a party or otherwise by reason of the fact that the person is or was a director or officer of the corporation or a fiduciary within the meaning of the Employee Retirement Income Security Act of 1974 with respect to any employee benefit plan of the corporation, or is or was serving at the request of the corporation as a director, officer, or fiduciary of an employee benefit plan of another corporation, partnership, joint venture, trust, or other enterprise, whether or not serving in such capacity at the time any liability or expense is incurred for which indemnification or advancement of expenses can be provided under our Articles.

Our Articles also provide that expenses incurred by a director or officer in defending a Proceeding shall in all cases be paid by us in advance of the final disposition of such Proceeding at the written request of such person, if the person (i) furnishes us a written affirmation of the person’s good faith belief that such person has met the standard of conduct described in the OBCA or is entitled to be indemnified by us under any other indemnification rights granted by us to such person; and (ii) furnishes us a written undertaking to repay such advance to the extent it is ultimately determined by a court that such person is not entitled to be indemnified by us under our Articles or under any other indemnification rights granted by us to such person. Such advances shall be made without regard to the person’s ability to repay such advances and without regard to the person’s ultimate entitlement to indemnification under our Articles or otherwise.

In addition, Section 60.411 of the OBCA provides that a corporation (i) may purchase and maintain insurance on behalf of an individual against liability asserted against or incurred by the individual who is or was a director, officer, employee or agent of the corporation or who, while a director, officer, employee or agent of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise and (ii) may purchase and maintain the insurance even if the corporation has no power to indemnify the individual against the same liability under Section 60.391 or Section 60.394. We maintain insurance for the protection of our directors and officers against any liability asserted against such individuals in their official capacities.

The rights of indemnification described in our Articles (i) are not exclusive of any other rights to which those indemnified may be entitled under any statute, agreement, general or specific action of the board of directors, vote of shareholders or otherwise, both as to action in the official capacity of the person indemnified and as to action in another capacity while holding office, (ii) shall continue as to a person who has ceased to be a director or officer, (iii) shall inure to the benefit of the heirs, executors, and administrators of such person, and (iv) shall extend to all claims for indemnification or advancement of expenses made after the adoption of our Articles.

In addition to the indemnification provided for in our Articles, we have entered into, and intend to enter into in the future, indemnification agreements with each of our directors and certain of our officers pursuant to which we have agreed to indemnify each director or officer to the fullest extent permitted by law, subject to certain exceptions.

Any underwriting agreement that may be filed as an exhibit hereto or incorporated by reference herein will contain provisions whereby the underwriter or underwriters agree to indemnify us and certain of our directors and officers may be sufficiently broad to permit indemnification of our directors and officers for liabilities arising under the Securities Act.

Reference is made to Item 17 for our undertakings with respect to indemnification for liabilities under the Securities Act.

ITEM 16.	Exhibits

Exhibit Number	Description

1.1*	Form of Underwriting Agreement.

4.1	Third Amended and Restated Articles of Incorporation of Cascade Microtech, Inc. (Filed as Exhibit 3.1 to Cascade Microtech, Inc.’s Current Report on Form 8-K filed on December 23, 2004, and incorporated herein by reference).

4.2	Second Amended and Restated Bylaws of Cascade Microtech, Inc., as amended March 31, 2006 (Filed as Exhibit 3.1 to Cascade Microtech, Inc.’s Quarterly Report on Form 10-Q filed on May 10, 2006, and incorporated herein by reference).

4.3	First Amendment to Second Amended and Restated Bylaws of Cascade Microtech, Inc. dated November 16, 2007 (Filed as Exhibit 3.1 to Cascade Microtech, Inc.’s Current Report on Form 8-K filed on November 21, 2007, and incorporated herein by reference).

5.1**	Opinion of Perkins Coie LLP.

23.1**	Consent of KPMG LLP, Independent Registered Public Accounting Firm.

23.2**	Consent of Perkins Coie LLP (included in Exhibit 5.1).

24.1**	Power of Attorney.

*	To be filed by amendment or as an exhibit to a current report on Form 8-K under the Exchange Act and incorporated herein by reference.
**	Previously filed.

ITEM 17.	Undertakings

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Beaverton, State of Oregon, on May 9, 2013.

CASCADE MICROTECH, INC.

By:	/S/ MICHAEL D. BURGER
Name:	Michael D. Burger
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated below on the 9th day of May, 2013.

Signature		Title

/S/ MICHAEL D. BURGER Michael D. Burger		President, Chief Executive Officer and Director (Principal Executive Officer)

/S/ JEFF A. KILLIAN Jeff A. Killian		Chief Financial Officer, Vice President of Finance and Treasurer (Principal Financial and Accounting Officer)

* F. Paul Carlson		Director

* John Y. Chen		Director

* J.D. Delafield		Director

* Raymond A. Link		Director

* William R. Spivey		Director

* Eric W. Strid		Director

*By:	/S/ MICHAEL D. BURGER Michael D. Burger Attorney-in-Fact

EXHIBIT INDEX

Exhibit Number	Description

1.1*	Form of Underwriting Agreement.

4.1	Third Amended and Restated Articles of Incorporation of Cascade Microtech, Inc. (Filed as Exhibit 3.1 to Cascade Microtech, Inc.’s Current Report on Form 8-K filed on December 23, 2004, and incorporated herein by reference).

4.2	Second Amended and Restated Bylaws of Cascade Microtech, Inc., as amended March 31, 2006 (Filed as Exhibit 3.1 to Cascade Microtech, Inc.’s Quarterly Report on Form 10-Q filed on May 10, 2006, and incorporated herein by reference).

4.3	First Amendment to Second Amended and Restated Bylaws of Cascade Microtech, Inc. dated November 16, 2007 (Filed as Exhibit 3.1 to Cascade Microtech, Inc.’s Current Report on Form 8-K filed on November 21, 2007, and incorporated herein by reference).

5.1**	Opinion of Perkins Coie LLP.

23.1**	Consent of KPMG LLP, Independent Registered Public Accounting Firm.

23.2**	Consent of Perkins Coie LLP (included in Exhibit 5.1).

24.1**	Power of Attorney.

*	To be filed by amendment or as an exhibit to a current report on Form 8-K under the Exchange Act and incorporated herein by reference.
**	Previously filed.